AMENDMENT

TO THE NOVEMBER 21, 2013 SECURED CONVERTIBLE NOTE

TO JERRY TREPPEL

DUE NOVEMBER 21, 2016 IN THE PRINCIPAL AMOUNT OF $600,000

This Amendment, dated as of February 7, 2014 (the “Amendment”), by and between Elite Pharmaceuticals, Inc., a corporation organized under the laws of the State of Nevada, and its wholly-owned subsidiary, Elite Laboratories, Inc., a corporation organized under the laws of the State of Delaware (collectively, the “Company”), and Jerry Treppel (“Holder” and along with the Company, the “Parties”), to that certain November 21, 2013 Secured Convertible Note from the Company to Holder due November 21, 2016 in the principal amount of $600,000 (the “Note”);

WHEREAS the Company and Holder desire to amend the Note on the terms and subject to the conditions contained herein; and

WHEREAS, pursuant to section 14(f) of the Note, the Note may be amended by the Parties in a writing executed by both Parties;

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein and in the Note, the sufficiency, adequacy and satisfaction of which are hereby acknowledged, the Parties hereby agree as follows:

1.         All capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note.

2.         Section one is amended as follows:

(a)          The following definition is added: “’Series I Preferred’ means shares of the Company’s Series I Preferred Stock, $0.001 par value.”

(b)          The definition of “Conversion Price” is amended in its entirety and now reads as follows:

“’Conversion Price’ means $0.099 if converted into shares of Common Stock and $141,442.7157 if converted into shares of Series I Preferred, subject to adjustment from time to time pursuant to Section 10.”

(c)          The definition of “Conversion Shares” is amended in its entirety and now reads as follows:

“’Conversion Shares’ means shares of Common Stock and Series I Preferred issuable to holder upon Conversion.

(d)          The definition of “Excluded Stock” is amended to add the following subsection (h) thereto: “(h) the issuance of any shares of Series I Preferred or the issuance of any Common Stock upon the conversion of any shares of Series I Preferred.”

(e)          The definition of “Issuable Maximum” is amended in its entirety and now reads as follows: “Issuable Maximum” means for purposes of Section 6(b)(i) a number of shares of Common Stock equal to 19.99% of the of the Company's outstanding shares on the Original Issue Date.

(f)          The definition of “Triggering Event” is amended in its entirety and now reads as follows: “Triggering Event” means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on a Trading Market for a period of five or more Trading Days (which need not be consecutive Trading Days); (b) subject to subsection (c) below, the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock and/or Series I Preferred available to issue the Conversion Shares upon any conversion of this Note; (c) if at any time commencing 30 Trading Days after the Shareholder Approval, any Common Stock issuable pursuant to the Transaction Documents is not listed on a Trading Market; (d) if Shareholder Approval is required, the Company shall have failed to receive the Shareholder Approval within four (4) months of the requirement to obtain such Shareholder Approval; (e) any of the Debtors fails to make any cash payment required under the Transaction Documents and such failure is not cured within fifteen (15) calendar days after notice of such default is first given to such Debtor by the Holder; or (f) any of the Debtors defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of thirty (30) calendar days after the date on which notice of such default is first given to such Debtor by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within such thirty (30) days).”

3.            Section 3 is amended in its entirety and now reads as follows:

“3.  Covenants.

(a)       Except to the extent that Shareholder Approval is required by Section 6(b), the Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock and Series I Preferred, solely for the purpose of enabling it to issue Conversion Shares as required hereunder, the number of Conversion Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments set forth in Section 10), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Conversion Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.”

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4.            Section 6 is amended in its entirety and now reads as follows:

“(a)     At the Option of the Holder. All or any portion of the principal of this Note shall be convertible into shares of Common Stock and/or Series I Preferred (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time, and from time to time, from and after the Original Issue Date. The number of Conversion Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price. The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the “Conversion Schedule”). If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount which has not been converted.

(b)       Conversion Restrictions. Anything set forth herein to the contrary notwithstanding:

(i)          If the Company is listed on a Trading Market that is a National Market and the Company has not previously obtained Shareholder Approval, and such National Market requires Shareholder Approval then the Company may not issue in excess of the Issuable Maximum upon conversions of the Notes. If on any Conversion Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding principal amount of Note would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained Shareholder Approval, then the Company shall issue to the converting Holder a number of shares of Common Stock up to the Issuable Maximum. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of the Note shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

(c)       Mandatory Conversion. Notwithstanding any other provision of this Note to the contrary, if, on the date (the “Mandatory Conversion Date”) any payment under this Note is due and payable whether on the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise other than as a result of a Bankruptcy Event (a “Payment”), the Market Price of the Common Stock is below $0.15 (as adjusted for any stock split, stock dividend or recapitalization of the Common Stock), any such Payment shall automatically be converted into Common Stock at the Conversion Price. If there is not a sufficient number of authorized shares of Common Stock that are not issued, outstanding or reserved for issuance to permit full conversion of the payment under this Subsection 6(c) (such insufficient number of shares of Common Stock, the “Balance Shares”), the Company shall issue to the Holder, in lieu of the Balance Shares such number of Series I Preferred as would be convertible into the Balance Shares.”

5.         Section 8(b) is amended in its entirety and now read as follows: “(b) Upon the occurrence of any Bankruptcy Event, all amounts due and owing under this Note shall immediately become due and payable in full in cash and not in Common Stock or Series I Preferred, without any further action by the Holder.

6.         Schedule 1 is amended in its entirety and now reads as set forth on Schedule 1 attached hereto.

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7.         Except for the changes to the Note contained in this Amendment, All other terms of the Note are unchanged and remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

	ELITE PHARMACEUTICALS, INC.		ELITE LABORATORIES, INC.

By:	s/ Carter Ward	By:	s/ Carter Ward
	Carter Ward, Chief Financial Officer		Carter Ward, Chief Financial Officer

By:	s/ Jerry Treppel
Jerry Treppel

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Schedule 1

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder

in order to convert a Convertible Note)

TO:        ELITE PHARMACEUTICALS, INC.

Re:	Secured Convertible Note due 2016 (this “Note”) issued by Elite Pharmaceuticals, Inc. and Elite Laboratories, Inc. to Jerry Treppel on or about November 21, 2013 in the original principal amount of $600,000 as amended.

The undersigned hereby elects to convert the aggregate principal amount indicated below of this Note into shares of common stock, par value $0.001 per share (the “Common Stock”) and/or shares of Series I Preferred Stock, par value $0.01 per share (the “Series I Preferred”), of Elite Pharmaceuticals, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date of Conversion:
Aggregate Principal Amount of Note Being Converted:
Number of Shares of Common Stock to be Issued:
Number of Shares of Series I Preferred to be Issued:
Applicable Conversion Price:

Authorization:
By:
Name:
Dated:

ACKNOWLEDGEMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

ELITE PHARMACEUTICALS, INC.

By:
Name:
Title:

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